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                                                                 Exhibit 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A (File No. 2-86931) of our report April 16, 2001 relating to the financial statements and financial highlights which appears in the February 28, 2001 Annual Report to the Shareholders of the Empire Builder Tax Free Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.





Columbus, Ohio
June 15, 2001